LIMITED POWER OF ATTORNEY

I, Mark M. Leckie, with an address of 300 Ridgebury Road, Ridgefield, Connecticut, hereby grant this Power of Attorney to each of the following persons: Jamie M. Herald, Tamara A. Miller, Adam Newton, Joseph A. Stegbauer and Susan S. Whaley; whose offices are located at One Procter & Gamble Plaza, Cincinnati, Ohio, and to Terry L. Overbey, whose office is located at 800 Boylston Street, Boston, Massachusetts, or any individual with the title Counsel, Senior Counsel or Associate General Counsel, Corporate & Securities, in The Procter & Gamble Company Legal Division, or any individual with the title Secretary or Assistant Secretary, The Procter & Gamble Company (hereinafter "attorneys-in-fact").

Each of my attorneys-in-fact shall have full powers and authority to do and undertake the following on my behalf: complete, sign, and submit all documents required by the Securities and Exchange Commission (the "Commission") under sub-section 16(a) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78p(a)) and rules promulgated by the Commission under and in enforcement of that sub-section (the "Subject Matter").

Any powers not specifically mentioned herein shall not be given.

This power of attorney can be revoked at any time for any reason upon written notice, and it hereby revokes any previous power of attorney granted concerning this Subject Matter.

IN WITNESS WHEREOF, I sign this Power of Attorney on the date below written.


Date:   8/21/06                  /s/ MARK M. LECKIE
      ------------               ----------------------------------------------
                                 Mark M. Leckie


Witness: /s/ DENISE M. SOUSA              Witness:  /s/ PHYLLIS M. HOLDEN
        -------------------------                 -----------------------------


STATE OF MASSACHUSETTS     )
                           ) ss:
COUNTY OF SUFFOLK          )

On August 21, 2006, before me, personally appeared Mark M. Leckie, to me known to be the individual described in and who executed the foregoing Power of Attorney, and duly acknowledged to me that he executed the same as his free act and deed for the purposes therein expressed.


                                  /s/ PHYLLIS M. HOLDEN
                                  ----------------------------------------
                                  Notary Public

[NOTARY SEAL]